UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 13, 2008
(Date of Report (Date of Earliest Event Reported))
WM.WRIGLEY JR. COMPANY
(Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

410 North Michigan Avenue
Chicago, Illinois	60611

(Address of principal executive Offices)	(Zip Code)
(312) 644-2121

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K/A (Amendment No. 1) of Wm. Wrigley Jr. Company (the “Company”) amends and supplements the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 19, 2008 to add the following information.

ITEM 1.01	Entry into a Material Definitive Agreement
     On May 13, 2008, the Compensation Committee of the Company approved the Amended Restricted Stock Program (the “Restricted Stock Program”). As amended, restricted stock unit awards granted on or after May 12, 2008 will not be covered by the general rule that, upon a change of control (as defined under the Restricted Stock Program), all outstanding awards under the Restricted Stock Program immediately become vested in full.

ITEM 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

10.1	Amended Restricted Stock Program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WM. WRIGLEY JR. COMPANY
	By:	/s/ Howard Malovany
	Name:	Howard Malovany
Date: May 20, 2008	Title:	Senior Vice President, Secretary and General Counsel